UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2004

CENTERPOINT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12630	36-3910279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1808 Swift Road, Oak Brook, Illinois 60523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (630) 586-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

(a)                                  On December 9, 2004, CenterPoint Properties Trust entered into an Underwriting Agreement with respect to the offering of 100,000 Series D Flexible Cumulative Redeemable Preferred Shares.  On December 14, 2004, CenterPoint Properties Trust entered into a Remarketing Agreement and a Calculation Agent Agreement in connection with such preferred shares.  These agreements have been filed as exhibits to this report and are incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Articles Supplementary to Declaration of Trust setting forth the terms of the Series D Flexible Cumulative Redeemable Preferred Shares was filed on December 13, 2004.  The Articles Supplementary have been filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description

3.1	Articles Supplementary relating to the Series D Flexible Cumulative Redeemable Preferred Shares.

4.1	Form of certificate representing the Series D Flexible Cumulative Redeemable Preferred Shares.

10.1	Underwriting Agreement, dated as of December 9, 2004, by and among Lehman Brothers, Inc., Wachovia Capital Markets, LLC, JP Morgan Securities, Inc. and CenterPoint Properties Trust.
10.2	Remarketing Agreement, dated as of December 14, 2004, by and between Lehman Brothers, Inc., Wachovia Capital Markets, LLC and CenterPoint Properties Trust.
10.3	Calculation Agent Agreement, dated as of December 14, 2004, by and between SunTrust Bank and CenterPoint Properties Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland business trust

Dated: December 14, 2004	By:	/s/ Paul S. Fisher
Paul S. Fisher
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles Supplementary relating to the Series D Flexible Cumulative Redeemable Preferred Shares.

4.1	Form of certificate representing the Series D Flexible Cumulative Redeemable Preferred Shares.

10.1	Underwriting Agreement, dated as of December 9, 2004, by and among Lehman Brothers, Inc, Wachovia Capital Markets, LLC, JP Morgan Securities, Inc. and CenterPoint Properties Trust.
10.2	Remarketing Agreement, dated as of December 14, 2004, by and between Lehman Brothers, Inc., Wachovia Capital Markets, LLC and CenterPoint Properties Trust.
10.3	Calculation Agent Agreement, dated as of December 14, 2004, by and between SunTrust Bank and CenterPoint Properties Trust.